EXHIBIT 5

OPINION OF WYATT, TARRANT & COMBS, LLP

February 2, 2009

Citizens First Corporation
1065 Ashley Street, Suite 200
Bowling Green, Kentucky 42103

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (a) a warrant dated December 19, 2008 (the “Warrant”) to purchase common stock, no par value per share (the “Common Stock”), of Citizens First Corporation, a Kentucky corporation (the “Company”), and (b) the 254,218 shares of Common Stock for which the Warrant may be exercised (the “Warrant Shares,” and together with the Warrant, collectively, the “Securities”). All of the Securities are being registered on behalf of certain securityholders of the Company (the “Selling Securityholders”).

The Securities were issued pursuant to a Letter Agreement, dated as of December 19, 2008 (the “Letter Agreement”), between the Company and the United States Department of the Treasury, which included the Securities Purchase Agreement – Standard Terms incorporated therein (the “Standard Terms”), the Annexes to the Standard Terms and the Schedules to the Letter Agreement (collectively, the “Securities Purchase Agreement”).

We are acting as counsel for the Company in connection with the registration for resale of the Securities. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the Securities Purchase Agreement, the Warrant, records of meetings of the Board of Directors of the Company as provided to us by the Company, the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Our opinion below, insofar as it relates to the Securities to be sold by the Selling Securityholders being fully paid, is based solely on a certificate of the Executive Vice President and Principal Financial Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable votes authorizing the issuance of such Securities.

We assume that the appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Securities for sale under all applicable state securities or “blue sky” laws.

Based upon and subject to the foregoing, we are of the opinion that the Warrant and, upon exercise in accordance with the terms of the Warrant, the Warrant Shares, to be sold by the Selling Securityholders have been duly authorized and are validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

We expressly disclaim any responsibility for advising you of any change hereafter occurring in circumstances touching or concerning the transaction which is the subject of this opinion, including any changes in the law or in factual matters occurring subsequent to the date of this opinion.

We are members of the Bar of the Commonwealth of Kentucky and do not purport to be experts on the laws of any jurisdiction other than the Commonwealth of Kentucky and the Federal laws of the United States of America, and we express no opinion as to the laws of any jurisdiction other than those specified.  Our opinion addresses only the specific legal matters set forth above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

 Very truly yours,

                            /s/ Wyatt, Tarrant & Combs, LLP
WYATT, TARRANT & COMBS, LLP